Exhibit 3.1
Amended and Restated
Bylaws
Of
MGM Resorts International
(As of December 14, 2010)
Article I
Stockholders
Section 1. Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as may be determined by resolution of the Board of Directors.
Section 2. Voting. Stockholders shall be entitled to vote at meetings either in person or by proxy appointed by instrument in writing subscribed by the stockholder or by his duly authorized attorney. In any such voting, each stockholder shall be entitled to vote his shares of stock in accordance with his own interests and without regard to the interests of other stockholders. Each stockholder shall be entitled to one vote for each share of stock registered in his name on the books of the corporation on the record date set by the Board of Directors.
Section 3. Quorum. Any number of stockholders together holding at least a majority of the stock issued and outstanding, who shall be present in person or represented by proxy at any meeting duly called, shall be requisite to and shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or by these bylaws.
Section 4. Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented by proxy for a period of not exceeding one month at any one time, without any notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned, in like manner, for such time or upon such calls as may be determined by vote. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted at the meeting as originally called.
Section 5. Annual Elections of Directors. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on such date and at such time as may be determined by resolution of the Board of Directors. If any date so determined shall be a legal holiday in the place at which the meeting is to be held, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders shall, by plurality vote, by ballot, elect a Board of Directors and at any such meeting such other corporate business as may properly come before the meeting may be transacted.
Section 6. List of Stockholders. A full list of the stockholders entitled to vote at each election, arranged in alphabetical order, with the residence of each and the number of shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before the election, and shall at all times during the usual hours of business during such period be open to the examination of any stockholder, for any purpose germane to the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 7. Special Meeting — How Called. Special meetings of the stockholders may be called: (a) by the Chairman of the Board; (b) upon requisition in writing therefor, stating the purposes thereof, delivered to the Chairman of the Board or the Secretary and signed either by a majority of the Directors or by the holders of at least 10% of the outstanding Common Stock of the Company; or (c) by the resolution of the Board of Directors.
Section 8. Manner of Voting at Stockholders’ Meetings. At all meetings of stockholders, all questions, except the question of an amendment of the bylaws, the election of directors, and all such other questions, the manner of deciding of which is specially regulated by statute, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Voting for the election of Directors shall be by ballot. All other voting shall be viva voce, unless otherwise provided by the law, the Chairman of the meeting or these bylaws.
Section 9. Notice of all Stockholders Meetings. Written notice of each annual and special meeting, stating the place, date, and time of the meeting and the nature of the business to be considered, shall be given by the Secretary or an Assistant Secretary not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote at the meeting at his post office address as it appears on the stock records of the corporation, except as otherwise provided by law, the certification of incorporation or these bylaws. No business other than that stated or included in the notice shall be transacted at any special meeting of stockholders.
Section 10. Closing Books. The Chairman of the Board or any officer designated by the Board of Directors may close the transfer books of the corporation not less than ten (10) nor more than sixty (60) days before the date specified for any annual or special meeting of stockholders.
Section 11. Consent in Lieu of Meeting. Any action which is required or may be taken at any annual or special meeting of stockholders may be taken without a meeting in accordance with the General Corporation Law of Delaware.
Section 12. Notice of Stockholder Nominations and Other Business.
     (a) Annual Meetings of Stockholders.
          (1) Subject to Section 12(c)(4) of Article I of these bylaws, nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the corporation who (i) was a stockholder of record of the corporation at the time the notice required by this Section 12 is delivered to the Secretary of the corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 12 as to such business or nomination. Clause (B) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business for action at any annual meeting of stockholders, other than matters properly brought before the meeting pursuant to notice given under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting.
          (2) Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of the first sentence of paragraph (a)(1) of this Section 12, the stockholder must have given sufficient, timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 13 of Article I of these bylaws) in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (3) To be sufficient, a stockholder’s notice delivered pursuant to this Section 12 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of such persons as directors in a contested election, or as is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among, on the one hand such stockholder and any other beneficial owner, if any, of such stock, and their respective affiliates and associates, or others acting in concert therewith, and, on the other hand, each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business, other than a nomination of a person for election as a director, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address (in the case of the stockholder, as they appear on the corporation’s books), (ii) (a) the class or series and number of shares of capital stock or other securities of the corporation which are, directly or indirectly, owned beneficially and of record by such person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or (c) any option or right with a settlement payment or mechanism at a price related to any class or series of shares, or other securities, of the corporation or any subsidiary of the corporation with a value derived in whole or in part from the value of any class or series of shares, or other securities, of the corporation or any subsidiary of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares, or other securities, of the corporation or any subsidiary of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares, or other securities, of the corporation or any subsidiary of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares, or other securities, of the corporation, or any subsidiary of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares, or other securities, of the corporation or any subsidiary of the corporation, through the delivery of cash or other property, or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (d) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the corporation, (e) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares, or other securities, of the corporation or any subsidiary of the corporation, (f) any rights to dividends or other distributions on the shares of the capital stock of the corporation owned by such person that are separated or separable from the underlying shares of the corporation, (g) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such a general or limited partnership or in which any members of such stockholder’s immediate family have an interest, and (h) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such person, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least ten percent (10%) of the stock entitled to vote, (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder must, in addition to the matters set forth above, include the completed and signed questionnaire, representation and agreement required by Section 13 of Article I of these bylaws). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee in relation to such stockholder or beneficial owner. Without limitation on any obligation of any such stockholder to update material information, the information required by clauses (C)(ii) and (C)(iii) of paragraph (a)(3) of this Section 12 shall be updated by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting to disclose such information as of that record date.
          (4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
          (5) The provisions of this Section 12(a) with respect to notices of intent to nominate a candidate for election at an annual meeting (including the timing required for the notice and the information required to be provided) shall not apply to a prospective nomination as to which a notice of intent for the stockholder to receive access to the form of proxy and proxy statement of the Board of Directors of the corporation is received in accordance with Exchange Act Rule 14a-11 to the extent, and only to the extent, it is not feasible to comply with both requirements or the effectiveness of this Section 12(a) to such prospective nomination is as a matter of law superseded by Rule 14a-11. If notice is provided under Rule 14a-11 and the effectiveness of this Section 12(a) to a prospective nomination so notified is superseded in part by Rule 14a-11 but this Section 12(a) remains applicable in part, the notifying stockholder shall comply with the requirements of this Section 12(a) not so superseded to the extent reasonably practicable.
     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record of the corporation at the time the notice provided for in this Section 12 is delivered to the Secretary of the corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 12 as to such nomination. Subject to Section 12(c)(4) of Article I of these bylaws, in the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 13 of Article I of these bylaws) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (c) General.
          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 or the certificate of incorporation of the corporation shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the person presiding at the meeting of stockholders shall have the power (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (C)(v) of paragraph (a)(3) of this Section 12) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 12, to declare that no action shall be taken on such nomination or other proposal and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 12, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (2) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
          (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided however, that any references in these bylaws to particular provisions of the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements under the Exchange Act applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12 but, in addition to satisfying any such requirements, compliance with this Section 12 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than business properly brought before a meeting after inclusion in the proxy statement of the Board of Directors under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).
          (4) Nothing in these bylaws shall limit any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, or (B) of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation to elect directors in accordance with the certificate of incorporation of the corporation. Nothing in these bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement, any nomination of director or directors or any other business proposal (but stockholders shall have such rights to the extent separately provided by Rules 14a-8 and 14a-11 under the Exchange Act).
Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of Article I of these bylaws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf his nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) except to the extent specifically identified therein, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and trading policies and guidelines applicable to directors of the corporation publicly disclosed to the date of such statement.
Article II
Directors
Section 1. First Meeting. Each newly elected Board of Directors may hold their first meeting for purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the Directors, or may be called and held in the manner hereinafter provided for special meetings.
Section 2. Election of Officers; Appointed Officers. At such meeting, the Directors (a) shall elect from their number: a Chairman of the Board and a Chairman of the Executive Committee of the Board; (b) shall elect a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Design and Construction Officer, a Treasurer and a Secretary (who need not be directors); and (c) may elect one or more (who need not be directors), Vice Presidents (including Executive Vice Presidents and specified Senior Vice Presidents), one or more Assistant Treasurers, one or more Assistant Secretaries, a General Counsel, a Chief Operating Officer, Co-Chief Operating Officers and/or additional Chief Operating Officers with specified scopes of authority and a Chief Marketing Officer. The same person may hold more than one office. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualify, unless sooner removed as hereinafter provided. Additionally, the Chief Executive Officer may designate one or more individuals to serve in the capacity of Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer, or Assistant Secretary or other office not specified above as being elected by the Board of Directors, provided that any such designated individual shall not be deemed to be an elected officer of the Corporation and shall be subject to removal by action of the Chief Executive Officer or the Board of Directors.
Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Chairman of the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, and on the written request of any two Directors shall be so called, on twenty four (24) hours’ notice, which may be written or oral.
Section 5. Number of Directors and Quorum. The number of Directors shall be not less than three nor more than twenty, as may be determined from time to time by resolution of the Board of Directors. A majority of the number so determined by the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting in the presence of a quorum shall constitute the act of the Board of Directors, except as otherwise provided by law or certificate of incorporation or these bylaws. If less than a quorum shall be in attendance at the time for which said meeting shall have been called, those present may, by majority vote, adjourn said meeting to another date certain. Directors need not be stockholders.
Section 6. Place of Meeting. The Directors may hold their meetings at such place as they may from time to time by resolution determine, within or without the State of Delaware, and may participate in such meeting by means of conference telephone or similar communications equipment in accordance with the General Corporation Law of Delaware.
Section 7. Consent in Lieu of Meeting. Any action which is required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting in accordance with the General Corporation Law of Delaware.
Section 8. General Powers of Directors. The Board of Directors shall manage the business of the corporation or shall direct such management through the officers and employees of the corporation, and, subject to the restrictions imposed by law, the certificate of incorporation or these bylaws, may exercise all the powers of the corporation.
Section 9. Specified Powers of Directors. Without prejudice to such general powers, it is hereby expressly declared that the Board of Directors shall have the following powers, subject to applicable law, the certificate of incorporation and these bylaws:
1.	To adopt a common seal of the corporation.

2.	To make and change regulations, not inconsistent with these bylaws, for the management of the corporation’s business and affairs.

3.	To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire, at such price or consideration and generally on such terms and conditions, as they think fit.

4.	To pay for any property purchased for the corporation either wholly or partly in money, stock, bonds, debentures or other securities for the corporation.

5.	To borrow money and to make and issue notes, bonds, debentures, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate them.

6.	To remove any officer, with or without cause, and in their discretion, from time to time, to devolve the powers and duties of any officer upon any other person for the time being.

7.	To appoint and remove or suspend such subordinate officers, employees, agents or factors as they may deem necessary and to determine their duties.

8.	To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents, employees and factors, and to determine their duties and fix, and from time to time change, their salaries or remuneration and to require security as and when they think fit.

9.	To determine who shall be authorized on the corporation’s behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

10.	To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by the corporation.

11.	To call special meetings of stockholders for any purpose or purposes.

12.	To fix and from time to time change the salaries or remuneration of all officers, agents, employees or factors and to require security as and when they think fit.

13.	To fill vacancies in the offices of the Chairman of the Board, President, Vice President, Secretary, Chief Financial Officer or Treasurer, as well as any other vacancies as may exist in the offices of the corporation.

14.	To fill vacancies in the Board of Directors or in the Executive Committee.
Section 10. Compensation of Directors. Directors who receive compensation as full time officers or as full time employees of the corporation or any of its subsidiaries shall receive no compensation for services as Directors. The Board of Directors may, by resolution, fix the compensation to be paid to all other Directors for their services as Directors of the corporation, including attendance at meetings.
Section 11. Interested Directors. No Contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
1.	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

2.	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the holders of a majority of the stock outstanding; or

3.	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors, or of a committee which authorizes the contract or transaction.
Section 12. Indemnification and Advancement of Expenses.
     (a) In this Section 12:
          (1) “Director or officer” means an individual who is or was a director or officer of the corporation and includes the estate or personal representative of such person.
          (2) “Liability” means the obligation to pay a judgment, settlement, penalty, fine or expenses, including attorneys’ fees, reasonably incurred with respect to a proceeding.
          (3) “Party” means an individual who was, is or is threatened to be made a party or who is otherwise involved in a proceeding.
          (4) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, and whether formal or informal.
     (b) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any director or officer who is a party in a proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or, while a director or officer of the corporation, serves or served at the request of the corporation as a director, officer, manager, member, partner, trustee, employee or agent of another entity, including service with respect to an employee benefit plan, against all liability reasonably incurred by the director or officer in connection with the proceeding. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a director or officer in connection with a proceeding (or part of a proceeding) commenced by the director or officer only in accordance with Section 12(d) below or if the commencement of the proceeding (or part of the proceeding) by the director or officer was authorized in the specific case by the Board of Directors of the corporation.
     (c) The corporation shall to the fullest extent not prohibited by law pay the expenses, including attorneys’ fees, incurred by a director or officer in defending any proceeding in advance of the final disposition of the proceeding, provided, however, that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding shall be made only following receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified under this Section 12 or pursuant to any other bylaw, agreement or action by the Board of Directors or stockholders.
     (d) If a claim for indemnification (following the final disposition of any proceeding) or advancement of expenses under this Section 12 is not paid in full within thirty (30) days after a written claim for indemnification or advancement by a director or officer has been received by the corporation, the director or officer may file suit to recover the unpaid amount of the claim, and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. In any such action the corporation shall have the burden of proving that the director or officer is not entitled to the requested indemnification or advancement of expenses.
     (e) The rights conferred by this Section 12 shall not be exclusive of any other rights a director or officer may have or in the future acquire under any statute, provision of the certificate of incorporation, bylaw, agreement or action of the Board of Directors or stockholders.
     (f) For purposes of this Section 12, a director or officer is considered to be serving an employee benefit plan at the corporation’s request if the director or officer’s duties to the corporation also impose duties on, or involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. A director or officer who acted in good faith and in a manner the director or officer reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation. The term “fine” includes excise taxes assessed with respect to an employee benefits plan.
     (g) The corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who serves or served at the request of the corporation as a director, officer, manager, member, partner, trustee, employee or agent of another entity, including service with respect to an employee benefit plan, shall be reduced by any amount the director or officer has collected as indemnification or advancement of expenses from the other entity.
     (h) This Section shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than directors or officers when and as authorized by appropriate corporate action.
     (i) Any repeal or modification of any provision or provisions of this Section shall not adversely affect any right or protection provided by any provision or provisions of this Section to any director or officer with respect of any act or omission occurring prior to the time of the repeal or modification.
Article III
Officers
Section 1. Officers. The elected officers of the corporation shall be a Chairman of the Board, a Chairman of the Executive Committee of the Board, a Chief Executive Officer, a minimum of one President, a Chief Financial Officer, a Chief Design and Construction Officer, a Treasurer, a Secretary, and may include one or more Vice Presidents (including Executive Vice Presidents and specified Senior Vice Presidents), one or more Assistant Treasurers, one or more Assistant Secretaries, a General Counsel, a Chief Operating Officer, Co-Chief Operating Officers and/or additional Chief Operating Officers with specified scopes of authority, a Chief Marketing Officer and such other officers as the Directors may elect. Additional officers who are designated as such by the Chief Executive Officer pursuant to Article II, Section 2 shall not be deemed elected officers of the Corporation.
Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall also have power to call special meetings of the stockholders and Directors, for any purpose or purposes; he shall appoint and discharge, subject to the approval of the directors, employees and agents of the corporation, prescribe their duties and fix their compensation, and shall make and sign bonds, mortgages and other contracts and agreements in the name and behalf of the corporation, except when the Board of Directors by resolution permits the same to be done by some other officer or agent; he shall when so authorized by the Board of Directors, affix the seal of the corporation to any instrument requiring the same, and the same, when so affixed, shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or such officer or agent as may be designated by the Board; he shall see that the books, reports, statements, and certificates required by the statute under which the corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he is generally to do and perform all acts incident to the office of Chairman of the Board or which are authorized or required by law. He shall see that all orders and resolutions of the Board of Directors are carried into effect subject, however, to the right of the Directors to delegate any specific powers except such as may by statute be exclusively conferred upon the Chairman of the Board to any other officer or officers of the corporation. He shall have such other powers and duties as may be conferred upon him by the Board of Directors and shall report directly to the Board of Directors.
Section 3. Chairman of the Executive Committee of the Board. The Chairman of the Executive Committee of the Board shall preside at all meetings of the Executive Committee. He shall have such powers and duties as may be conferred upon him by the Board of Directors and shall perform all of the duties commonly incident to such office.
Section 4. Chief Executive Officer. The Chief Executive Officer shall have the same authority to act on behalf of the corporation as the President, and in addition, the Chief Executive officer shall have full authority to execute proxies on behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships or individuals as the agent of the corporation. The Chief Executive Officer shall be subject to the control of the Board of Directors. In the event of a difference of opinion between the Chief Executive Officer and the President, the decision of the Chief Executive Officer shall prevail. The Chief Executive Officer shall also have the authority to designate non-elected officers of the Corporation pursuant to and subject to the limitations of Article II, Section 2.
Section 5. President. The President(s), if any shall have the powers and duties as may be conferred upon him by the Board of Directors.

Section 6. Vice Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors (or in the case of Vice Presidents or Senior Vice Presidents designated by the Chief Executive Officer, such duties as may be assigned by the Chief Executive Officer, but subject to Article II, Section 2). In the case of a death, absence or disability of the President, the duties of the office of the President shall be performed by the Vice Presidents in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.
Section 7. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the Directors or stockholders upon whose requisition the meeting is called as provided in these bylaws. He shall record all the proceedings of the meeting of the corporation and of the Directors (and when requested of the Executive and any standing committee) in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the Chairman of the Board. He shall have the custody of the seal of the corporation. He shall be sworn to the faithful discharge of his duties.
Section 8. Assistant Secretaries. Each Assistant Secretary, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Secretary, the duties of the office of Secretary shall be performed by the Assistant Secretaries in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.
Section 9. Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation, and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all monies received on account of the corporation, and, whenever required by the Chairman of the Board or the Directors, he shall render a statement of his cash accounts; he shall, unless otherwise determined by the Directors, have charge of the original stock books, transfer books and stock ledgers, and act as transfer agent in respect of the stock and securities of the corporation; and he shall perform all of the other duties incident to the office of the Treasurer.
Section 10. Assistant Treasurers. Each Assistant Treasurer, if any, shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors. In the case of the death, absence or disability of the Treasurer, the duties of the office of Treasurer shall be performed by the Assistant Treasurer in the order of priority established by the Board, unless and until the Board of Directors shall otherwise direct.
Section 11. Chief Financial Officer. The Chief Financial Officer, if any, shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, and transactions of the Corporation. The Chief Financial Officer shall prepare and render such balance sheets, income statements and other financial reports as the Board of Directors or the Chairman of the Board may require, shall disburse the funds of the corporation as may be ordered by the Board of

Directors, and shall perform such other duties as may be assigned to him by the Board of Directors.
Section 12. General Counsel. The General Counsel, if any, shall have such powers and shall perform such duties as may be assigned by the Board of Directors or the Chairman of the Board and shall perform all of the duties commonly incident to such office.
Section 13. Absence of Officer. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers and duties of such officer to any other officer or to any Director for the time being.
Article IV
Resignations
Filling of Vacancies
Section 1. Resignations. Any Director, member of a committee or other officer may resign at any time, subject to any applicable contract provisions. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified at the time of its receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
Section 2. Filling of Vacancies. If the office of any member of a committee or of any officer or agent becomes vacant, the Directors in office, although less than a quorum, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. A vacancy in the Board of Directors may be filled by the stockholders or by the Directors in office (although less than a quorum) or by a sole remaining Director. Any vacancy of any non-elected officer designated by the Chief Executive Officer pursuant to Article II, Section 2 may also be filled by the Chief Executive Officer.
Article V
Capital Stock
Section 1. Issue of Certificates of Stock. Certificates of the shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holders’ name and the number of shares. Each stockholder shall be entitled to a certificate of his stock under the seal of the corporation, signed by the Chairman of the Board, President or a Vice President, and also by the Secretary or an Assistant Secretary, or by the Treasurer or an Assistant Treasurer. Any or all of such signatures may be a facsimile. No stock certificate shall be valid unless countersigned and registered in such manner, if any, as the Directors shall by resolution prescribe.
Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives; and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer. The Board of Directors may appoint a transfer agent and also may appoint a registrar of transfer and may require all stock certificates to bear their signatures.
Section 3. Dividends. The Board of Directors may declare dividends from the surplus or net profits arising from the business of the corporation as and when it deems expedient. Before declaring any dividend, there may be reserved out of the accumulated profits, such sum or sums as the Board of Directors from time to time in its discretion considers proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board of Directors shall think conductive to the interests of the corporation. The Board of Directors may close the transfer books not more than sixty (60) days next preceding the day appointed for the payment of any dividend.
Section 4. Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested to do so by the Board of Directors, may require, and shall advertise such fact in such manner as the Board of Directors may require, and shall give the corporation a bond of indemnity in such sum as the Board of Directors may direct, but not less than double the value of the stock represented by such certificate, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the corporation, and with or without sureties as the Board of Directors with the approval of the transfer agent and registrar of the Corporation may prescribe; whereupon, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subjected to the approval of the Board of Directors.
Section 5. Rules as to Issuance of Certificates. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock of the Corporation. Each and every person accepting from the corporation certificates of stock therein shall furnish the corporation a written statement of his or her residence or post office address.
Section 6. Holders of Stock. The Board of Directors shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.
Article VI
Amendments
Section 1. Amendments of Bylaws. The Board of Directors by affirmative vote of a majority of the Directors, or the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote if the substance of the proposed amendment shall have been stated in the notice of the meeting of stockholders, may amend or alter any of these bylaws.

Article VII
Executive Committee
Section 1. Membership and Quorum. The Board of Directors may, by a resolution passed by a majority vote of the whole Board of Directors, designate not less than three nor more than twelve (one of whom shall be the Chairman of the Board of the Corporation) of their number to constitute an Executive Committee. The Board of Directors shall appoint one of the members of the Executive Committee to be Chairman of the Executive Committee. A majority of the number of members of the Executive Committee so determined by the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Executive Committee, and the act of a majority of the members present at a meeting in the presence of a quorum shall constitute the act of the Executive Committee, except as otherwise provided by law or certificate of incorporation or these bylaws. If less than a quorum shall be in attendance at the time for which said meeting shall have been called, those present may, by majority vote, adjourn said meeting to another date certain.
Section 2. Powers. The Executive Committee shall have and exercise all of the powers and authority of the Board of Directors as may be lawfully delegated with the respect to the management of the business and affairs of the corporation and shall have the power and authority to authorize the issuance of stock, declare a dividend, and to authorize the seal of the corporation to be affixed to all papers which may require it. During the intervals between the meetings of the Board of Directors, subject to the provisions of applicable law, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the corporation in such manner as the Executive Committee may deem best for the interest of the corporation, in all cases in which specific contrary directions shall not have been given by the Board of Directors. The exercise of any such powers by the Executive Committee may be accepted as a conclusive presumption that the Board of Directors was not then in session by any person not having notice to the contrary. Except as specifically provided to the contrary in these bylaws or by law, any powers or authority granted to the Board of Directors by these bylaws shall additionally be deemed to be granted to the Executive Committee.
Section 3. Regular Meetings. Regular meetings of the Executive Committee may be held at such places and times as shall be determined from time to time by the Chairman of the Board of Directors.
Section 4. Special Meetings. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee, and on the written request of any two members of the Executive Committee shall be so called, on twenty four (24) hours’ notice, which may be written or oral.
Section 5. Compensation of Members of Executive Committee. Directors who receive compensation as full time officers or as full time employees of the corporation or any of its subsidiaries shall receive no compensation for services as members of the Executive Committee. The Board of Directors may, by resolution, fix the compensation to be paid to all other members of the Executive Committee for their services as members of the Executive Committee, including attendance at meetings.

Section 6. Reports and Records. All acts and resolutions of the Executive Committee shall be recorded in a minute book to be kept with the books and records of the corporation. The Secretary of the corporation shall act as secretary of the Executive Committee, or in his absence or incapacity the Executive Committee may appoint a secretary to act in his place.
Article VIII
Audit Committee
Section 1. Members. The Board of Directors shall, by a resolution passed by a majority vote of the entire Board, designate three or more of their members to constitute an Audit Committee. The Audit Committee shall be comprised of Directors deemed by the Board of Directors to be duly qualified and independent of management in accordance with applicable legal and regulatory requirements, and free from any relation that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. Any member of the Audit Committee may be removed, with or without cause, at any time, by a majority vote of the Board of Directors. Any vacancy on the Committee shall be filled by a majority vote of the Board of Directors.
Section 2. Organization. The Board of Directors shall appoint one of the members of the Audit Committee to be Chairman of the Audit Committee. The Audit Committee shall fix its own rules and procedures and shall meet where and as provided by such rules as stated times or on notice to all members, or by resolution of the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee. The Board of Directors may fix the compensation of members of the Audit Committee for their services as such, but unless so fixed, the members of the Audit Committee shall not be entitled to any compensation for their services as such.
Section 3. Duties. The Audit Committee shall meet at least four times a year: once on or about the commencement date of the audit by independent auditors of the corporation’s accounts and once on or about the completion date of such audit. The Audit Committee shall meet more often if necessary or desirable, whenever such meetings are called by the Chairman of the Audit Committee or the Chairman of the Board, the Chief Executive Officer or President. The Audit Committee shall designate each year the auditors for the following year to be presented to the stockholders for approval. The Audit Committee also shall pass upon the breadth, scope and adequacy of the Audit and the accounting practices and procedures of the corporation, including the breadth, scope and adequacy of internal auditing policies and shall otherwise comply with all legal and regulatory requirements applicable to audit committees of corporations similarly situated to the corporation. The Audit Committee shall make any recommendations which, in its judgment, should receive the attention of the Board of Directors of the corporation. All acts and resolutions of the Audit Committee shall be recorded in a minute book to be kept with books and records of the corporations.

Article IX
Miscellaneous Provisions
Section 1. Fiscal Year. The fiscal year of the corporation shall commence on January 1 in each year.
Section 2. Registered Office. The registered office of the corporation shall be established and maintained at the office of the Corporation Service Company, at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, in the State of Delaware; the Corporation Service Company shall be the registered agent of the corporation in charge thereof. The registered office and registered agent may be changed from time to time by action of the Board of Directors and the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware.
Section 3. Other Offices. The corporation shall, in addition to its registered office in the State of Delaware, establish and maintain an office or offices at such other place or places as the Board of Directors may from time to time find necessary or desirable.
Section 4. Notice and Waiver of Notice. Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office box in a sealed post-paid wrapper addressed to the person entitled thereto at his post office address, as shown on the stock book of the corporation in the case of a stockholder, and to his last known post office address, if he is not a stockholder, and such notice shall be deemed to have been given on the day of such mailing. Any notice required to be given under these bylaws may be waived by the person entitled thereto.
Section 5. Inspection of Books. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may, by statute, be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.
Section 6. Record Date, Voting Rights and Privileges. The Board of Directors may fix in advance a record date for the determination of stockholders entitled to any voting rights or other privileges, all as permitted by the General Corporation Law of the State of Delaware.
Section 7. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

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